Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-175832 on Form N-2 of our report dated January 16, 2013, relating to the financial statement of Apollo Tactical Income Fund Inc. (the “Fund”) as of January 16, 2013 appearing in the Prospectus, which is part of such Registration Statement, and to the references to us under the headings “Independent Registered Public Accounting Firm” in the Prospectus.

/s/ Deloitte & Touche LLP

New York, New York

January 17, 2013